As filed with the Securities and Exchange Commission on December 28, 1998

                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                           MOTORVAC TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                         33-0522018
       (State of Incorporation)        (I.R.S. Employer Identification No.)

                                 -------------

                               1431 S. VILLAGE WAY
                           SANTA ANA, CALIFORNIA 92705
   (Address, including zip code, of Registrant's principal executive offices)

                                 -------------

                          1998 STOCK COMPENSATION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            1996 DIRECTOR STOCK PLAN
                         1996 STOCK INCENTIVE AWARD PLAN
                         1994 STOCK INCENTIVE AWARD PLAN
                            (Full title of the plans)

                                  LEE W. MELODY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               1431 S. VILLAGE WAY
                               SANTA ANA, CA 92705
                                 (714) 558-4822
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 -------------

                                   Copies to:

                             JEREMY D. GLASER, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                               SAN DIEGO, CA 92121
                                 (619) 550-6000

                                 -------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED        REGISTERED           SHARE(1)              PRICE(1)         REGISTRATION FEE
=========================================================================================================
Common   Stock,   par
value $.01                 933,426         $ .8125 - 5.10         $ 2,402,461.10          $ 667.88
=========================================================================================================



(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 1996 Director Stock Plan, 1996 Stock Incentive Award Plan, as amended, and 1994 Stock Incentive Award Plan, as amended and (b) the average of the high and low sales prices of Registrant's Common Stock on December 22, 1998 as reported on the Nasdaq SmallCap Market, for shares issuable under the Registrant's 1998 Stock Compensation Plan, 1998 Employee Stock Purchase Plan, 1996 Director Stock Plan, as amended, 1996 Stock Incentive Award Plan, as amended, and 1994 Stock Incentive Award Plan, as amended. The following chart shows the calculation of the registration fee.


--------------------------------------------------------------------------------------------------------------
                                                                                           Aggregate
              Type of Shares             Number of Shares       Offering Price Per        Offering Price
                                                                      Share
--------------------------------------------------------------------------------------------------------------

      Common Stock issuable pursuant        331,492              $  .8125(b)             $   269,337.25
      to the 1998 Employee Stock
      Purchase Plan
--------------------------------------------------------------------------------------------------------------

      Common Stock issuable pursuant        120,000              $  .8125(b)             $    97,500
      to the 1998 Stock Compensation
      Plan
--------------------------------------------------------------------------------------------------------------
      Common Stock issuable pursuant         50,000              $ 2.38  (a)             $    71,975
      to outstanding options under
      the 1996 Director Stock Plan,
      as amended
--------------------------------------------------------------------------------------------------------------
      Common Stock issuable pursuant        325,000              $ 4.75  (a)             $ 1,418,285.50
      to outstanding options under
      the 1996 Stock Incentive Award
      Plan, as amended
--------------------------------------------------------------------------------------------------------------
      Common Stock issuable pursuant        106,934              $ 5.10  (a)             $   545,363.40
      to outstanding options under
      the 1994 Stock Incentive Award
      Plan, as amended
--------------------------------------------------------------------------------------------------------------

(a)     Weighted average exercise price.

(b) Average of the high and low sales prices of Registrant's Common Stock on December 22, 1998, as reported on the NASDAQ SmallCap Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by MotorVac Technologies, Inc. (the "Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference into this Registration Statement except as superseded or modified herein:

        The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 and the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated April 1, 1996, including any amendment or reports filed for the purpose of updating such description. All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

        The Company's Certificate of Incorporation includes provisions to eliminate the personal liability of its directors for monetary damages from breaches or alleged breaches of their fiduciary duty as directors to the extent permitted under Delaware law. The Company's Bylaws require the Company to indemnify its directors and officers, or individuals serving at the request of a director, officer, employee or other agent, under certain circumstances, including circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified, upon an undertaking by the indemnified party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

        The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers to the


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

fullest extent permitted by Delaware law and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


ITEM 8. EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------
 4.1           Form of Certificate Evidencing Shares of Registrant's Common
               Stock.(1)

 5.1           Opinion of Cooley Godward LLP.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24             Power of Attorney is contained on page 4.

99.1           Registrant's 1998 Stock Compensation Plan.

99.2 Registrant's 1998 Employee Stock Purchase Plan and related offering document.

99.3           1996 Stock Incentive Award Plan of Registrant.(2)

99.4           First Amendment to Registrant's 1996 Stock Incentive Award Plan.

99.5           Form of 1996 Director Non-Qualified Stock Option Agreement.(2)

99.6           First Amendment to Registrant's Form of 1996 Director
               Non-Qualified Stock Option Agreement.

99.7           Form of 1996 Employee Non-Qualified Stock Option Agreement.(2)

99.8           First Amendment to Registrant's Form of 1996 Employee
               Non-Qualified Stock Option Agreement.

99.9           1996 Director Stock Plan of Registrant.(2)

99.10          1994 Stock Incentive Award Plan of Registrant.(2)

99.11          First Amendment to Registrant's 1994 Stock Incentive Award Plan.

99.12          Form of 1994 Director Non-Qualified Stock Option Agreement.(2)

99.13          First Amendment to Registrant's Form of 1994 Director
               Non-Qualified Stock Option Agreement.

99.14          Form of 1994 Employee Non-Qualified Stock Option Agreement.(2)

99.15          First Amendment to Registrant's Form of 1994 Employee
               Non-Qualified Stock Option Agreement.

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

(1) Filed as an exhibit to the Registrant's Registration Statement on Form 8-A, as amended (No. 333-1866-LA) filed with the Commission on April 1, 1996, and incorporated herein by this reference.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (No. 333-1866-LA) filed with the Commission February 29, 1996, and incorporated herein by this reference.

ITEM 9. UNDERTAKINGS

        The undersigned registrant will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) include any additional or changed material information on the plan of distribution;

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on December 28, 1998.


                                         MOTORVAC TECHNOLOGIES, INC.



                                         By /s/ Lee W. Melody
                                           --------------------------
                                           Lee W. Melody,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee W. Melody and David P. Nelson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


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

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                               DATE


/s/ Lee W. Melody                           President, Chief Executive       December 28, 1998
------------------------------------        Officer and Director
Lee W. Melody                               (Principal Executive Officer)



/s/ David P. Nelson                         Chief Financial Officer,         December 28, 1998
------------------------------------        Treasurer and Secretary
David P. Nelson                             (Principal Financial and
                                            Accounting Officer)



/s/ Ronald J. Monark                        Director                         December 28, 1998
------------------------------------
Ronald J. Monark



/s/ Grant Ferrier                           Director                         December 28, 1998
------------------------------------
Grant Ferrier



/s/ Stephen L. Greaves                      Director                         December 28, 1998
-------------------------------------
Stephen L. Greaves




/s/ Gerald C. Quinn                         Director                         December 28, 1998
------------------------------------
Gerald C. Quinn




/s/ Daniel P. Whelan                        Director                         December 28, 1998
------------------------------------
Daniel P. Whelan

                                  EXHIBIT INDEX


 EXHIBIT NO.                     DESCRIPTION                                    SEQUENTIAL PAGE NUMBER
 ----------                      -----------                                    ----------------------
 4.1           Form of Certificate Evidencing Shares of Registrant's Common
               Stock.(1)

 5.1           Opinion of Cooley Godward LLP.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24             Power of Attorney is contained on the signature pages.

99.1           1998 Stock Compensation Plan.

99.2           1998 Employee Stock Purchase Plan and related offering document.

99.3           1996 Stock Incentive Award Plan of Registrant.(2)

99.4           First Amendment to Registrant's 1996 Stock Incentive Award Plan.

99.5           Form of 1996 Director Non-Qualified Stock Option Agreement.(2)

99.6           First Amendment to Registrant's Form of 1996 Director
               Non-Qualified Stock Option Agreement.

99.7           Form of 1996 Employee Non-Qualified Stock Option Agreement.(2)

99.8           First Amendment to Registrant's Form of 1996 Employee
               Non-Qualified Stock Option Agreement.

99.9           1996 Director Stock Plan of Registrant.(2)

99.10          1994 Stock Incentive Award Plan of Registrant.(2)

99.11          First Amendment to Registrant's 1994 Stock Incentive Award Plan.

99.12          Form of 1994 Director Non-Qualified Stock Option Agreement.(2)

99.13          First Amendment to Registrant's Form of 1994 Director
               Non-Qualified Stock Option Agreement.

99.14          Form of 1994 Employee Non-Qualified Stock Option Agreement.(2)

99.15          First Amendment to Registrant's Form of 1994 Employee
               Non-Qualified Stock Option Agreement.

------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form 8-A, as amended (No. 333-1866-LA) filed with the Commission on April 1, 1996, and incorporated herein by this reference.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (No. 333-1866-LA) filed with the Commission February 29, 1996, and incorporated herein by this reference.




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